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                                                                      EXHIBIT 99

                COTTER & COMPANY INVESTMENT PROGRAM DESCRIPTION
                     NEW OR ADDITIONAL INVESTMENT AMENDMENT


General Program Description

         The Cotter & Company Investment Program has been in place since 1994 to accommodate the continued investment of non Members holding subordinated patronage dividend notes. A new feature of the Cotter & Company Investment Program extends the opportunity to include Cotter & Company employees, active Members, current Cotter & Company subordinate note holders, and current Cotter & Company Investment Program investors and their families. This program allows people who support and contribute to Cotter & Company to benefit from it's success. The Notes are available for purchase in one thousand dollar ($1,000.00) denominations. The investor can elect for the Notes to be issued for two, three and four year periods.

         Cotter & Company reserves the right to modify, withdraw, or cancel the offer made hereby at any time.

         Communications with Cotter & Company are effective only upon actual receipt by the Agent Bank, The Northern Trust.

         In acting upon or rejecting any request by an Investor or by a purported Investor, Cotter & Company may conclusively presume the accuracy of any statements or representations contained in the Application submitted by the Investor.

Interest Rate

         The rate of interest on the Notes are set by Cotter & Company. Rate information for the current Investment period is available by consulting the current rate information card or by calling 1-800-507-9000.

         Investors will have the option to elect to receive interest payment on a semi-annual basis, with payment mailed the following business day, or to have the interest payments added to the Note principal resulting in compounded interest calculations. Interest is calculated on a 365 day year actual/actual basis. Interest payments and principal at maturity will be paid by check.

         Account Statement and check payouts may be mailed separately.





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         Each investor ("Investor") will have the ability to change the option on the way interest is paid or reinvested by notifying the Agent Bank at:


                                  The Cotter & Company Investment Program
                                  P.O. Box 75933
                                  Chicago,  Illinois,  60675-5933

Types of Accounts

         The Notes must be registered in one of the four categories listed below and investment applications must include documentation as listed.

                 -SINGLE TENANCY- Social Security or Federal Tax
                 Identification Number, Signature on the Application.

                 -JOINT TENANCY WITH RIGHT OF SURVIVORSHIP- Social Security or Federal Tax Identification Numbers,
                 Signatures of all parties on the Application.

                 -TENANCY BY CUSTODIAN (Uniform Gift to Minor Act) - Social Security or Federal Tax Identification Number and signatures of Guardian(s) on the Application.

                 (For a custodial account, the minor is considered the beneficial owner of the account. An adult Custodian manages the account until the minor comes of age as specified in the Uniform Gift to Minors Act in the applicable state of residence. The Custodian's signature is required for all transactions.)

                 -LIVING TRUST- Copy of Living Trust (1st and last page only), Social Security Number or Federal Tax Identification Number, Signatures on the Application

         These Notes cannot be held by a retirement savings plan  described in
         Section 4975 (e) (1) of the Internal Revenue Code of 1986, as amended.

Note Characteristics

         The Notes are not transferable to any other party in any fashion.

         Assignment of the Notes is not permitted.

         Pledging of Notes is not permitted.

         Notes can not be split into smaller denominations.





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         Cotter & Company may comply with any levies, garnishments and court orders at its sole and absolute discretion.

         A Note is not equivalent to a deposit or other bank account and is not subject to the protection of the Federal Deposit Insurance Corporation or any other insurance. The Program is not subject to the requirements of the Investment Company Act of 1940 (including diversification of Investment) or the Employee Retirement Income Security Act of 1974.

         There are no up front "sales load", management or redemption fees.

Taxes

         The Program is not qualified under Section 401 (a) of the Internal Revenue Code. Accordingly, all interest credited to the Notes or paid in any taxable year is reportable by the registered holder as taxable income for Federal income tax purposes. No part of the taxable interest is excludable from taxable income.

         The interest income information needed to prepare tax returns will be sent to the taxpayer shortly after the end of each calendar year on FORM 1099INT.

         Under Federal tax law, Noteholders must provide Cotter & Company with a correct Social Security Number or other Taxpayer Identification Number, a certification that the number provided is correct and a certification that the Noteholder is not subject to backup withholding. This information is to be included on Form W-9, which is included in the Cotter & Company Investment Program Application and Agreement form. Failure to furnish the correct Social Security or Taxpayer Identification Number or to so certify will result in 31% of interest paid being withheld and paid to the IRS. In addition, the taxpayer may be subject to a penalty imposed by the IRS if he/she/it fails to provide his/her/it's correct Social Security or Taxpayer ID number or makes an incorrect certification.

Applicable Law

         This Program shall be enforced and interpreted under the laws of the State of Illinois. Any controversy or claims arising out of or relating to this offering, or any breach thereof, including, without limitation, any claim that this offering or any portion thereof is invalid, illegal or otherwise voidable, shall be submitted to arbitration before and in accordance with the rules of the American Arbitration





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         Association unless another extra judicial dispute resolution process has been agreed to in writing by the parties, Judgement upon the award may be entered in any court having jurisdiction thereof. The location of the arbitration proceedings shall be at the American Arbitration Association office geographically or physically located closest to the Investor's domicile, unless otherwise agreed upon in writing by the parties.

Agent Bank

         Cotter & Company has engaged the Northern Trust Bank of Chicago as the Agent Bank to service this Program. The Agent Bank will send the following to the Investor:

                 Confirmation of new investment.

                 Quarterly statements listing all Notes held and all transaction information on a year-to-date basis.

                 Advance maturity notices with renewal forms.

                 Form 1099INT.
                 Form 1099B (If applicable - See Redemptions)

                 Semi-annual interest check with amount for multiple Notes (if the Investor owns more than one) combined.

         Northern Trust is not a co-principal of the Cotter & Company Investment Program and no investment dollars will be held by Northern Trust.

         Additionally, the Agent Bank provides an automated voice response system (800-507-9000) to allow Investors to call and obtain aggregate account and individual Note information. The Agent Bank will also set up new accounts and notes, process early redemption requests, respond to inquiries and provide to Investors information on Notes and accounts. Additional or other inquiries from Investors will be forwarded to Cotter & Company.

         Investments in a Note will be represented by a Program account (an "Account") established for the Investor by the Agent Bank. The Notes will not be represented by a certificate or any other instrument evidencing the Cotter & Company's indebtedness.





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         Each Investor will be assigned a new Account number and Personal
         Identification Number (P.I.N.) for telephone access to their Account information.

         All investments in the Notes are investments in securities of Cotter & Company and are not an obligation of the Agent Bank.

         Communications with the Agent Bank will be deemed to be received by the Agent Bank when received by the Agent Bank's personnel with the responsibility for action on the contents thereof.

         In acting upon or rejecting any request by an Investor or by a purported Investor, the Agent bank may conclusively presume the accuracy of any statements or representations contained in the Application submitted by the Investor.

Trustee

         The Notes are issued under an Indenture between Cotter & Company and Bank of America Illinois of Chicago.

Redemption by the Noteholder

         Investors will have the option of redeeming a Note at any time. In all cases of early redemption, the penalty ("penalty") will be the equivalent of 120 days interest calculated on the latest Principal statement balance and there will be no transfer of ownership under any circumstances. Early withdrawal may result in a deduction from principal balance - A form 1099B will be sent to the taxpayer shortly after the end of the calendar year.

         In cases of probate or court decree the Note(s) will have to be redeemed and will be subject to the Penalty. The Investors will not be able to break the Note into smaller denominations at any time during the life of the Note.

         Notes may be redeemed by writing to:

                          The Cotter & Company Investment Program
                          PO BOX 75933
                          Chicago, Illinois,  60675-5933


         All signatures of registered owners are required. Checks will be sent only to Noteholder or Noteholders' registered account address.





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         Redemptions will be posted by the Agent Bank no later than the business day following the business day of the receipt of the redemption request.

Redemption by Cotter & Company

         The Notes will be redeemable at the Company's option, in whole or in part, at 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date. Any partial redemption of the entirety of the Notes will be effected by lot or pro rata or by any other method that is deemed fair and appropriate by the Trustee. The Company may also, at any time at its option, redeem one or more individual Notes.

         The Notes being redeemed by Cotter & Company, plus accrued and unpaid interest thereon to the date of redemption, will be paid by check to the investor of the Note. Interest on the redeemed amount shall cease to accrue on and after the effective date of redemption.

Account Information

         For current Account Information, Investors may call toll-free 800-507-9000

Note Subordination

         The Notes will be subordinated in right of payment to indebtedness to Banking institutions, trade creditors and to other indebtedness of the Company.

Additional Information

         A W-9 and signature guarantee will be needed for all title and trust changes, such as name changes due to marriage or adoption. The W-9 portion of the application must be completed.

         The Prospectus for this offering and Cotter & Company Investment Program Application and Agreement Form mailed with this Program Description are incorporated herein by reference. Additional copies of the Prospectus may be obtained by contacting Cotter & Company at 312-975-4135.





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Account Setup and Investment

         All account setup forms, (W-9, Cotter & Company application and agreement), accompanied by a personal, certified or cashiers check, should be mailed to:

                      COTTER & COMPANY INVESTMENT PROGRAM
                               INVESTOR SERVICES
                                  PO BOX 75933
                         CHICAGO, ILLINOIS,  60675-5933











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                                 COTTER  &  COMPANY  INVESTMENT  PROGRAM                (Page 1 of 2)
                                     APPLICATION  &  AGREEMENT  FORM

- Name 1
                                     ---------------------------------------------------------------
                                             FIRST               MIDDLE             LAST
- Name 2   (Joint Tenancy Partner 1)
                                     ---------------------------------------------------------------
                                             FIRST               MIDDLE             LAST
- Registered Address
                                     ---------------------------------------------------------------
- City, State, and Zip Code
                                     ---------------------------------------------------------------

                                     AREA CODE
- Telephone                          (       )
                                     ---------------------------------------------------------------

- Name 3   (Joint Tenancy Partner 2)
                                     ---------------------------------------------------------------
                                             FIRST               MIDDLE             LAST
- Name 4   (Joint Tenancy Partner 3)
                                     ---------------------------------------------------------------
                                             FIRST               MIDDLE             LAST

====================================================================================================

PLEASE CHECK ONE AND COMPLETE THE REQUIRED INFORMATION:

/ /   Cotter & Company Member/Investor - Member Number:  __ __ __ __ - __ __

/ /   Current Cotter & Company Investment Program - Investor Account Number: 942__ __ __ __ __ __ __

/ /   Current Cotter & Company Employee - Clock Number:____________ Dist Ctr.:______________________

/ /   Family Member of Cotter & Company Member/Investor *** Member Number: __ __ __ __  - __ __
                                        Relationship: ______________________________________________

/ /   Family Member of Investor currently in Cotter & Company's Investment Program***
      Account Number: 942__ __ __ __ __ Relationship: ______________________________________________

/ /   Family Member of Current Cotter & Company Employee *** Clock Number: _________________________
      Dist Ctr.: ____________________   Relationship: ______________________________________________

  *** I certify that the above applicant is a member of my family.

  __________________________________________                         _______________________________
    SIGNATURE OF MEMBER/INVESTOR/EMPLOYEE                                          DATE
====================================================================================================

====================================================================================================
  PLEASE ENTER ALL THE FOLLOWING INFORMATION BELOW:
  W-9 INFORMATION MUST BE COMPLETED OR APPLICATION WILL NOT BE PROCESSED.
----------------------------------------------------------------------------------------------------
  TYPE OF ACCOUNT:   (SELECT ONE)         MATURITY SELECTION:    (SELECT ONE)

 / /  Individual Ownership                / / 2 Year Term   NOTE: ONLY ONE TERM PER APPLICATION.
                                                            For additional term investment please
 / /  Joint Tenancy With Rights           / / 3 Year Term   complete separate application form(s)
      Of Survivorship                                       and submit separate check(s) for each
                                          / / 4 Year Term   term.
 / /  Tenancy of Custodian
      (Under the Uniform                            Total         $______________
      Gift to Minor Act)                                              Amount
                                          ----------------------------------------------------------
                                               Interest Payment Option:   (Select One)**
 / /  Living Trust                            / /  Issue Semi-Annual Interest Payment
      (A copy of the first &
      last page of Trust Agreement)           / /  Compound Interest To Note Principal
                                            **  Accrued interest will be compounded (added to the
                                             principal balance) if no selection is made.
====================================================================================================
11/95
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               COTTER & COMPANY INVESTMENT AGREEMENT APPLICATION  (PAGE 2 OF 2)

Instructions for Completing Payer's Request for Taxpayers Identification
Certification:

Under Federal tax law, you must provide Cotter & Company with your correct Social Security Number or other Taxpayer ID Number, a certification that the number provided is correct and a certification that you are not subject to backup withholding. Failure to furnish your correct Social Security or Taxpayer ID Number or to so certify will result in 31% of interest paid to your account being withheld and paid to the IRS. In addition, you may be subject to a penalty imposed by the IRS if you fail to provide your correct Social Security or Taxpayer ID Number or if you make an incorrect certification.

                                  Application

I/We request the rollover of the Cotter & Company Patronage Dividend Promissory Subordinated notes as I/we have identified on the annual renewal form with regards to the two-, three- and/or four year term(s) and semi-annual interest compounding or payment, into the Cotter & Company Investment Program.

I/We agree to all terms and conditions of the Cotter & Company Investment Program as set forth in the Program Description. I/We acknowledge that I/we have received and reviewed the Program Description, Prospectus and have reviewed and approved all schedules, including renewal addendum and IRS W-9 Taxpayer and Certification Form. I/We agree that Cotter & Company may amend the Program Description from time to time and that such amendments shall be binding upon me/us.

I/We agree that Cotter & Company may comply with any levies, garnishments and court orders at the sole and absolute discretion of Cotter & Company.

I/We jointly and severally hereby agree to defend, indemnify, reimburse, exonerate, save and hold harmless Cotter & Company and its agents for, from and against any and all loses, damages, claims, demands, and expenses including reasonable attorneys fees of any and every nature actually or allegedly arising in whole or in part out of the written information, tax identification number, certifications, notice or instructions provided by me/us or out of my/our bad faith, negligence, willful misconduct, strict liability of breach of this agreement/application.

I/We agree that this agreement application may be terminated by Cotter & Company at any time upon Cotter & Company's written notice mailed to me/us at the address stated herein.

I/We understand that Cotter & Company Investment Program is administered by The Northern Trust Company on behalf of Cotter & Company. The Northern Trust Company is not a co-principal of the Cotter & Company Investment Program and no investment dollars will be held by The Northern Trust Company. Bank of America is the acting indenture trustee of the Cotter & Company Investment Program pursuant to a written trust indenture between Cotter & Company and Bank of America.

Written Redemption: Subject to the terms of the Program Description as amended, you may redeem any or all of your account by writing: Cotter & Company Investment Program, Investor Services Attn: Agent of Issuer, P.O. Box 75933, Chicago, IL 60675-5933. All Signatures of registered owners are required. Checks will be sent only to your registered account address.

Custodial Account: A minor is the beneficial owner of the account. An adult Custodian manages the account until the minor comes of age as specified in the Uniform Gift to Minors Act in the applicable state of residence. Custodian's signature is required for all transactions.

Additional copies of the Program Description and Prospectus are available upon request by writing to: Cotter & Company Investment Program, Investor Services
Attn: Agent of Issuer, P.O. Box 75933, Chicago, IL 60675-5933.

This form is intended for the sole use of Investors by the agent of the Cotter & Company Investment Program. INCOMPLETE FORMS, MISSING SUPPORTING DOCUMENTATION FOR THE PURCHASE OF NOTE OR NOTES, WILL RESULT IN THE RETURN OF YOUR INVESTMENT.

Summary of Key Features of the Program include, (full Program provisions are detailed in the Program Description and Prospectus):

 *  Investment in the Cotter & Company Investment Program cannot be pledged;
 *  Note Denominations cannot be altered once purchased;
 *  Ownership cannot be transferred or changed;
 * Subordination; it is a condition of this obligation of the Company, and the holder by the acceptance hereof agrees, that the indebtedness evidenced by and accruing on notes to be purchased shall be and at all times remain junior and subordinate in right of payment to any and all indebtedness of Company the Company and to other indebtedness of the Company
 * Cotter & Company retains the sole right to call any and Cotter & Company Investment Program Notes at any time.

 APPLICATIONS WILL BE REJECTED IF THIS FORM IS NOT COMPLETE. ALL APPLICANTS SIGNATURE ARE REQUIRED.

PLEASE SIGN HERE
PRIMARY SIGNATURE  ______________________________      DATE _________________

CO-APPLICANT SIGNATURE __________________________      DATE _________________

CO-APPLICANT SIGNATURE __________________________      DATE _________________

CO-APPLICANT SIGNATURE __________________________      DATE _________________

                                                                       11/95NM